Exhibit 3.1.28

SCHEDULE 'A'

Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2016

	Number of
	Partnership
Limited Partners	Interests	%

Balitsaris, Peter	58,542	0.0389%
Carr, Claiborn	115,000	0.0764%
Denny, Joseph	260,250	0.1729%
Fenza, Robert	195,043	0.1296%
Hagan, Michael	14,491	0.0096%
Hammers, David	244,426	0.1624%
Melissa Ann Kiel	14,491	0.0096%
Kline, Earl	19,128	0.0127%
Lutz, Jim	37,312	0.0248%
Mazzarelli, James	14,491	0.0096%
Messaros, Sharron	7,245	0.0048%
Morrissey, Mary Beth	14,491	0.0096%
Price, Leslie	60,000	0.0399%
Marital Trust for Susannah Rouse	460,418	0.3059%
Trust for Congdon Children	85,347	0.0567%
Trust for Hammers Children	95,348	0.0633%
Trust for Mary Rouse	13,621	0.0090%
Trust for Anne Rouse	13,621	0.0090%
Trust for Rouse Younger Children	81,726	0.0543%
Trust for Laurie Hammers	5,506	0.0037%
Weitzmann, Mike	21,156	0.0141%
Susan D. Weitzmann Revocable Trust	21,156	0.0141%
Liberty Special Purpose Trust	10,574	0.0070%
Thomas, Rebecca	8,076	0.0054%
J. Ryan Lingerfelt	15,625	0.0104%
Trust for Justin M. Lingerfelt	15,625	0.0104%
Trust for Daniel K. Lingerfelt	15,625	0.0104%
Catherine E. Lingerfelt Revocable Trust	15,625	0.0104%
Lingerfelt, Alan T.	268,750	0.1785%
L. Harold Lingerfelt Exempt Family Trust	73,621	0.0489%
L. Harold Lingerfelt Non-Exempt Family Trust	73,621	0.0489%
L. Harold Lingerfelt Exempt Marital Trust	8,566	0.0057%
L. Harold Lingerfelt Non-Exempt Marital Trust	8,567	0.0057%
David L. Lingerfelt Revocable Trust	30,674	0.0204%
Morris U. Ferguson Family Trust	6,000	0.0040%
Lingerfelt, Carl C.	10,900	0.0072%
Wright, Murray H.	7,500	0.0050%

Robert M. Latimer and Erle Marie Latimer Revocable Trust	12,500	0.0083%
Norman G. Samet Revocable Trust	14,013	0.0093%
Mann, Bernard	14,012	0.0093%
Rouse & Associates Maryland Ptshp	20,000	0.0133%
Helwig, A. Carl	169,737	0.1128%
Sunday, James J.	69,348	0.0461%
Walters, Charles J.	723	0.0005%
Charles J. Walters Irrevocable Trust	100,000	0.0664%
F. Greek Logan Properties, LLC	9,044	0.0224%
Virginia Acquisition I, LLC	33,682	0.1516%
David Mandelbaum	228,144	0.1516%
Nathan Mandelbaum	228,144	0.1516%

Preferred Limited Partners

James Baker - Series I-2		N/A
Del Heil - Series I-2		N/A
McCarthy Family Trust Ltd. Dated December 7, 1984		N/A
Forbes W. Burdette - Series I-2		N/A
Goodman Family Trust Dated 10/29/03 - Series I-2		N/A
Roger J. Roelle - Series I-2		N/A
Debbie Christensen - Series I-2		N/A
Kris Nielsen - Series I-2		N/A
John R. Provine - Series I-2		N/A
Hubbell Realty Corporation - Series I-2		N/A
Jack W. Shoemaker - Series I-2		N/A
Ronald E. Soderling, TTEE - Series I-2		N/A

General Partner

Liberty Property Trust	GP	97.6480%

Total Ownership		100%

General Partner - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.